                                    EXHIBIT 10.25

                                                Confidential Treatment Requested
                                         Under 17 C.F.R. Sections 200.80 (b)(4),
                                                              200.83 and 230.406

            *** Indicates omitted material that is the subject of a confidential treatment request filed separately with the Commission.






                                   PROMISSORY NOTE

$ 2,000,000                                                         May 27, 1997
                                                           San Diego, California

     For Value Received, Gene Logic Inc., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay to the order of Procter & Gamble Pharmaceuticals, Inc., an Ohio corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Two Million Dollars ($2,000,000) (the "Loan"), payable on the dates and in the manner set forth below.

     This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Target Discovery Collaboration and License Agreement dated as of even date herewith, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented, the "Collaboration Agreement"). All terms defined in the Collaboration Agreement shall have the same definitions when used herein, unless otherwise defined herein.

     1. Principal Repayment. The outstanding principal amount of the Loan and all accrued interest shall be due and payable, unless earlier as provided in paragraphs 5 or 6 below, upon the expiration or termination of the Collaboration Agreement in accordance with Section 13 thereof (the "Maturity Date").

     2. No Interest. No interest shall be due on the outstanding principal amount hereof at any time.

     3. Place of Payment. All amounts payable hereunder shall be payable at the office of Lender, 8700 Mason-Montgomery Road, Mason, Ohio 45050,
Attention: Director of Research, Procter & Gamble Pharmaceuticals, Inc. unless another place of payment shall be specified in writing by Lender.

     4. No Offset. Lender shall not be entitled to offset any amount owed by Borrower under this Note against any payment owed by Lender to Borrower pursuant to the Collaboration Agreement; provided, however, that if an Event of Default as defined in Section 6(b) or 6(c) occurs, then Lender shall be entitled to offset the amount of the unpaid principal and other amounts owing hereunder against any payment owed by Lender to Borrower pursuant to the Collaboration Agreement.

     5. Waiver of the Loan Obligation. If any of the following events take place, as confirmed by the Research Management Committee then a portion of the outstanding principal under this Note shall be forgiven as provided below:

         (a) [***] of the initial principal amount of this Note [***] shall be forgiven upon the earlier of (i) the date [***] on which Borrower completes [***] under the Collaboration Agreement or (ii) the date [***], provided that Borrower has completed [***] within a reasonable time period [***] to allow for the [***] by Borrower;

         (b) [***] of the initial principal amount of this Note [***] shall be forgiven upon the earlier of (i) the date on which Borrower completes [***]
 under the Collaboration Agreement or (ii) the [***] provided that Borrower has completed [***] within a reasonable time period to allow for the [***] by Borrower; and

         (c) The remaining [***] of the initial principal amount of this Note [***] shall be forgiven upon the earlier of (i) the date on which Borrower completes [***] under the Collaboration Agreement or (ii) the date [***] provided that Borrower has completed [***] within a reasonable time period to allow for the [***] the Borrower.

     6. Default. Each of the following shall be an "Event of Default" hereunder:

         (a) Borrower fails to pay any of the principal amount due under this Note on the date the same becomes due and payable or within five (5) calendar days thereafter;

         (b) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing; or

         (c) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days), under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of

                        CONFIDENTIAL TREATMENT REQUESTED
creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

     Upon the occurrence of an Event of Default hereunder, all unpaid principal and other amounts owing hereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

     7. Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     8. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     9. Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

Borrower:                                 Lender:

Gene Logic Inc.                           Procter & Gamble Pharmaceuticals, Inc.



By: /S/ Michael J. Brennan                By: /S/ G.G. Cloyd

Printed Name: Michael J. Brennan          Printed Name: G. G. Cloyd

Title: President and CEO                  Title: President